UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2006

MAXIMUS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11419 Sunset Hills Road
	Reston, Virginia	20190-5207
	(Address of principal executive offices)	(Zip Code)

(703) 251-8500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

                On June 21, 2006 MAXIMUS, Inc. (“MAXIMUS” or the “Company”) entered into a First Amendment (the “Amendment”) to its Subcontract Agreement dated as of June 25, 2005 (the “Original Subcontract”) with Accenture LLP (“Accenture”). As used herein, the term “Subcontract” means the Original Subcontract as amended by the First Amendment.

Under the Subcontract, MAXIMUS serves as a subcontractor to Accenture as part of the Texas Access Alliance (“Alliance”) in support of Accenture’s Integrated Eligibility and Enrollment Services Agreement (“Prime Contract”) with the Texas Health and Human Services Commission (“HSSC”). The Prime Contract has an initial term of five years. The Subcontract runs concurrently with the Prime Contract and generally incorporates the terms and conditions of the Prime Contract.

The Alliance delivers services for the implementation and operation of integrated eligibility and enrollment for state health and human services programs. The project is designed to provide a single, integrated system to be used in delivering food and cash assistance, medical care, community care, and enrollment services to more than 2.6 million Texans. MAXIMUS’ primary areas of responsibility include enrollment broker, children’s health insurance program and children’s Medicaid operations; processing of integrated eligibility transactions, including management, staffing and operation of all call centers and processing centers; and development, tailoring, maintenance, and support of MAXe software, including building MAXe data entry and workflow functions into the existing HHSC system.

The total expected revenue to the Company under the Original Subcontract was approximately $370 million. The total expected revenue to the Company under the Subcontract as amended is now approximately $320 million. Total revenue consists of payment for certain fixed transition, development and operational costs as well as variable fees based on estimated transaction volumes.

The Prime Contract imposes liquidated damages in the event the program does not meet certain specified key performance requirements (“KPRs”). Those liquidated damages range from $1000 per day or occurrence for minor or unique failures to in excess of $100,000 per day or occurrence for more serious or repeated failures. The Subcontract incorporates the KPRs and liquidated damages from the Prime Contract.

The Subcontract also contains remedies in the event MAXIMUS breaches its obligations. The remedies range from a temporary “step-in,” by which Accenture can take responsibility for certain operations for a specific time period, to partial or complete termination of MAXIMUS. In each such case, Accenture could seek to hold MAXIMUS responsible for the excess costs of performing the affected operations.

Under the Subcontract MAXIMUS has agreed to indemnify Accenture for claims and losses for which MAXIMUS is responsible. The Prime Contract and the Subcontract contain limitations of liability of $250 million (subject to certain adjustments and limitations).

The Amendment resulted from negotiations that began in May 2006 to restructure the Original Subcontract. Under the Amendment, the Companies reassigned responsibilities to help improve operational readiness and address technical challenges. Under the amended Subcontract, Accenture assumed responsibility for certain activities previously performed by MAXIMUS and will provide supplementary management and oversight in other areas of continuing MAXIMUS responsibility. Accenture assumed responsibility for processing complaints and appeals and for developing the MAXe interim technology solution. MAXIMUS remains responsible for the MAXie end-state technology solution.

Accenture will provide additional management and assistance to MAXIMUS in other areas where MAXIMUS is retaining responsibility. Accenture will install a “command center” over MAXIMUS’ operations to provide an enhanced operational vendor management structure. Accenture and MAXIMUS will provide enhanced training for project employees.

As a result of the reassignment of responsibilities, the Company will incur certain additional costs and will compensate Accenture for its additional costs incurred (collectively, the “Cover Costs”) in providing the services described above. MAXIMUS estimates that the Cover Costs will total  approximately $40 million to $45 million over the term of the Subcontract.

The Cover Costs include approximately $22 million to $25 million to compensate Accenture for additional costs incurred in providing the services that MAXIMUS was previously responsible for delivering, as well as an additional $18 million to $20 million that MAXIMUS management expects to incur over the remaining term of the Subcontract to meet its performance obligations and necessary to avoid the incurrence of additional Cover Costs by Accenture over the term of the Subcontract.

The Cover Costs owed to Accenture will be set off each month against the amounts otherwise due to MAXIMUS for its retained services. The Cover Costs could be more or less than the projected amount due to the parties’ success or failure in managing the affected operations and activities and mitigating the costs. The Amendment provides that the parties will cooperate to reduce Cover Costs where possible.

Under an incentive plan feature of the Amendment, Accenture and MAXIMUS will jointly create an incentive fund. If MAXIMUS meets agreed-upon performance objectives during a month, MAXIMUS can earn additional amounts from that fund, up to a maximum monthly amount of $62,500. If MAXIMUS fails to meet the objectives, it would incur liquidated damages up to a maximum monthly amount of $100,000.

The foregoing descriptions of the Original Subcontract and the Amendment are qualified in their entirety by reference to the actual terms of such agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.02.              Results of Operations and Financial Condition.

On June 26, 2006, in making the announcements of the Amendment set forth above,  the Company also updated its earnings guidance for its third fiscal quarter ending June 30, 2006. A copy of the press release announcing earnings guidance, among other things, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 27, 2006, the Company held a conference call with respect to the announcement of the Amendment and the Company’s updated earnings guidance for its third fiscal quarter and the full fiscal year. The conference call was open to the public. A transcript of the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
10.1	Subcontract Agreement dated as of June 25, 2005 between Accenture LLP and MAXIMUS, Inc.

10.2	First Amendment to Subcontract Agreement dated as of June 21, 2006 between Accenture LLP and MAXIMUS, Inc.
99.1	Press Release dated June 26, 2006.
99.2	Transcript of Conference Call — June 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, INC.

Dated: June 27, 2006	By:	/s/ David R. Francis
	Name:	David R. Francis
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Subcontract Agreement dated as of June 25, 2005 between Accenture LLP and MAXIMUS, Inc.

10.2	First Amendment to Subcontract Agreement dated as of June 21, 2006 between Accenture LLP and MAXIMUS, Inc.

99.1	Press Release dated June 26, 2006.

99.2	Transcript of Conference Call — June 27, 2006